UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Vical Incorporated

(Name of Registrant as Specified In Its Charter)

N/A

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VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2016

TO THE STOCKHOLDERS OF VICAL INCORPORATED:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vical Incorporated, a Delaware corporation (the “Company”), will be held on Friday, May 20, 2016, at 8:00 a.m. Pacific Time at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121, for the following purposes:

1.	To elect two nominees named herein as Class III directors to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are elected;
2.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, as determined by the Board of Directors at its discretion, of a ratio of not less than 1-for-10 and not more than 1-for-30;

3.	To amend the Company’s Amended and Restated Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 4,000,000 shares;
4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the accompanying Proxy Statement;
5.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 23, 2016, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Vijay B. Samant
President and Chief Executive Officer

San Diego, California
April , 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2016

THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF THIS PROXY STATEMENT WAS MAILED TO YOU, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORDHOLDER A PROXY CARD ISSUED IN YOUR NAME.

THANK YOU FOR ACTING PROMPTLY.

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121

(858) 646-1100

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2016

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have provided you this proxy statement and, if this proxy was mailed to you, the enclosed proxy card, because the Board of Directors of Vical Incorporated (sometimes referred to as the “Company” or “Vical”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may follow the instructions below to submit your proxy on the Internet.

We intend to mail a notice regarding the availability of proxy materials to our stockholders of record and to make this proxy statement available on or about April 6, 2016. We will pay for the cost of soliciting proxies to vote at the Annual Meeting.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of the two nominees named herein as Class III directors to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are elected;
•

Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, as determined by the Board of Directors at its discretion, of a ratio of not less than 1-for-10 and not more than 1-for-30;

•	Amendment of the Company’s Amended and Restated Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 4,000,000 shares;
•	An advisory approval of the compensation of the Company’s named executive officers, as described in this proxy statement; and
•

Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

Why did I receive a Notice Regarding the Availability of Proxy Materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission we make our proxy materials available to our stockholders on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 23, 2016, will be entitled to vote at the Annual Meeting. On this record date, there were 91,998,477 shares of common stock outstanding and entitled to vote.

Am I a stockholder of record?

If at the close of business on March 23, 2016, your shares were registered directly in your name with Vical’s transfer agent, Computershare, then you are a stockholder of record.

What if my shares are not registered directly in my name but are held in street name?

If at the close of business on March 23, 2016, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

If I am a stockholder of record of Vical shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the telephone, on the Internet, or using a proxy card that you may request or that we may elect to deliver at a later time.

The procedures for voting by proxy are as follows:

•	To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.
•

To vote by proxy using a proxy card that may be delivered, complete, sign and date your proxy card and return it promptly in the envelope provided. If you wish to request a proxy card, please follow the instructions for requesting proxy materials in the Notice.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on a proxy card that may be delivered under the heading “Vote by Phone” and follow the recorded instructions.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 19, 2016, to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of Vical shares, how do I vote?

If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should have received the Notice from the organization that is the record owner of your shares rather than from us. Beneficial owners who received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions. Beneficial owners who wish to vote in person at the annual meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

What types of votes are permitted on each proposal?

For Proposal 1, the election of the nominees named herein as directors, you may either vote “For” each nominee to the Board of Directors or you may “Withhold” your vote for any of the nominees. For the other matters to be voted on, you may vote “For” or “Against” or you may “Abstain” from voting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of the nominees named herein as Class III directors, the nominees named herein receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•

Proposal 2, the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, as determined by the Board of Directors at its discretion, of a ratio of not less than 1-for-10 and not more than 1-for-30, will be approved if it receives a “For” vote from the holders of a majority of the shares of the Company’s common stock outstanding and entitled to vote. An “Abstain” vote and a broker non-vote will have the same effect as an “Against” vote.

•

Proposal 3, the amendment of the Company’s Amended and Restated Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 4,000,000 shares, will be approved if it receives a “For” vote from the holders of a majority of shares either present in person or by proxy and entitled to vote. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 4, the advisory approval of the compensation of the Company’s named executive officers, will be approved if it receives a “For” vote from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 5, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016, will be approved if it receives a “For” vote from the holders of a majority of shares either present in person or by proxy and entitled to vote. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will have no effect.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on March 23, 2016.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are present at the meeting or represented by proxy. At the close of business on the record date for the meeting, there were 91,998,477 shares outstanding and entitled to vote. Thus 45,999,239 shares must be present at the meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the meeting. If there is no quorum, a majority of the votes present at the meeting or represented by proxy may adjourn the meeting to another date.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director in Proposal 1, “For” Proposal 2, the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, “For” Proposal 3, the amendment of the Company’s Amended and Restated Stock Incentive Plan, “For” Proposal 4, the advisory approval of the compensation of the Company’s executive officers, and “For” Proposal 5, the ratification of the selection of Ernst & Young LLP. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;
•	You may send a written notice that you are revoking your proxy to Vical’s Corporate Secretary at 10390 Pacific Center Court, San Diego, CA 92121; or
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2017 Annual Meeting?

To be eligible for inclusion in the proxy materials for the 2017 Annual Meeting of Stockholders, a stockholder proposal must be received by Vical’s Corporate Secretary by the close of business on December   , 2016. Stockholder proposals should be addressed to Vical Incorporated, Attn: Corporate Secretary, 10390 Pacific Center Court, San Diego, CA 92121.

What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2017 Annual Meeting of Stockholders?

If you wish to submit a proposal that is not to be included in next year’s proxy materials, you generally must do so not less than 50 days nor more than 75 days prior to the date of our 2017 Annual Meeting of Stockholders in order for the proposal to be considered at the meeting. If you wish to submit a director nomination for consideration at our 2017 Annual Meeting of Stockholders, you must do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last Annual Meeting of Stockholders a written recommendation to the Nominating/Governance Committee. All proposals and nominations must be submitted in writing to Vical Incorporated, Attn: Corporate Secretary, 10390 Pacific Center Court, San Diego, CA 92121. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We expect to report final voting results in a current report on Form 8-K within four business days after the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

We have three classes of directors serving staggered three-year terms. Our Board is presently composed of seven directors. Class I and Class III currently consist of two directors and Class II consists of three directors. Two Class III directors are to be elected at the Annual Meeting to serve until our 2019 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. The terms of the Class I and Class II directors expire at our 2017 and 2018 Annual Meetings of Stockholders, respectively.

The nominees for Class III directors are Gary A. Lyons and Thomas E. Shenk. They are currently directors of Vical and have been nominated for election by the Board based on the recommendation of the Nominating/Governance Committee of our Board of Directors. It is our policy to encourage all directors to attend the Annual Meeting. All of our then current directors attended our 2015 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting. The nominees receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as directors of Vical. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. Shares represented by proxy cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and our management has no reason to believe that the nominees will be unavailable for election.

The Board of Directors Recommends a Vote FOR the Election of the Named Nominees.

Set forth below is biographical information as of March 1, 2016, for the nominees and each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Vical	Director Since
R. Gordon Douglas, M.D.	81	Chairman of the Board	May 1999
Richard M. Beleson	62	Director	May 2013
Gary A. Lyons	64	Director	March 1997
George J. Morrow	64	Director	October 2012
Robert C. Merton, Ph.D.	71	Director	March 2002
Vijay B. Samant	63	Director, President and Chief Executive Officer	November 2000
Thomas E. Shenk, Ph.D.	69	Director	December 2015

Nominees for Election for a Three-Year Term Expiring at the 2019 Annual Meeting

Gary A. Lyons held various positions with Neurocrine Biosciences, Inc., a biopharmaceutical company, for 16 years through January 2008, including President and Chief Executive Officer. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., a biotechnology company, including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. Mr. Lyons presently serves as a member of the board of directors of Neurocrine Biosciences, Inc., Rigel Pharmaceuticals, Inc., Retrophin, Inc. and Cytori Therapeutics.  In addition, Mr. Lyons served previously on the board of directors of PDL BioPharma, Facet Biotech Corporation, KaloBios Pharmaceuticals, Inc. and NeurogesX, Inc. Mr. Lyons holds a bachelor’s degree in marine biology from the University of New Hampshire and an M.B.A. degree from Northwestern University, JL Kellogg Graduate School of Management.

Thomas E. Shenk, Ph.D., has held various positions at Princeton University since 1984.  Dr. Shenk is currently the James A. Elkins Professor in the Life Sciences at Princeton University, is a pre-eminent virologist and is a leading expert on human cytomegalovirus. Dr. Shenk’s research has focused on gene functions and pathogenesis of adenovirus, a DNA tumor virus, and, more recently, human cytomegalovirus. His laboratory’s current areas of focus include the use of genetic and proteomic approaches for the dissection of cytomegalovirus gene functions and the cellular response to infection, as well as the development and analysis of models for study of viral latency. Dr. Shenk is a fellow of the American Academy of Microbiology and the American Academy of Arts and Sciences. He is also a member of the U.S. National Academy of Sciences and the U.S. National Academy of Medicine. He is a past president of the American Society for Virology and the

American Society for Microbiology, and he served on the board of directors of Merck & Company for 11 years. He currently serves on several boards, including the Forge Life Science, Kadmon Corporation and MeiraGTx.

Directors Continuing in Office Until the 2017 Annual Meeting

Robert C. Merton, Ph.D., is currently the School of Management Distinguished Professor of Finance at the MIT Sloan School of Management. He is also University Professor Emeritus at Harvard University and the Resident Scientist at Dimensional Holdings, Inc. Dr. Merton was the George Fisher Baker Professor of Business Administration from 1988 to 1998 and the John and Natty McArthur University Professor from 1998 to 2010 at the Harvard Business School. He previously served on the finance faculty of the MIT Sloan School of Management from 1970 until 1988. Dr. Merton received the Alfred Nobel Memorial Prize in Economic Sciences in 1997 for a new method to determine the value of derivatives. He is a past President of the American Finance Association, a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Merton served as a member of the board of directors of Dimensional Funds from 2003 to 2009. Until September 2008, Dr. Merton was also a director and the Chief Science Officer of Trinsum, created in 2007 by a merger of Marakon Associates and Integrated Finance Limited, a specialized investment bank he co-founded in 2002. Dr. Merton served as a director of Community First Financial Group and Peninsula Banking Group from 2003 to 2010. He serves on advisory boards of several companies and institutions. Some of Dr. Merton’s other financial and accounting experience includes serving as a Senior Advisor to and Managing Director of JP Morgan Chase & Co. from 1999 to 2001, and a cofounder and principal of Long-Term Capital Management, L.P. He has received numerous academic awards and has lectured widely. Dr. Merton holds a B.S. degree in engineering mathematics from Columbia University, an M.S. degree in applied mathematics from the California Institute of Technology, and a Ph.D. degree in economics from MIT. In addition, Dr. Merton holds numerous honorary degrees.

Vijay B. Samant joined us as President and Chief Executive Officer in November 2000. Prior to joining us, he had 23 years of diverse U.S. and international sales, marketing, operations, and business development experience with Merck & Co., Inc. (“Merck”). From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. Mr. Samant holds a master’s degree in management studies from the Sloan School of Management at MIT, a master’s degree in chemical engineering from Columbia University, and a bachelor’s degree in chemical engineering from the University of Bombay, University Department of Chemical Technology. Mr. Samant presently serves as a member of the board of directors of AmpliPhi Biosciences Corporation.  Mr. Samant was a member of the board of directors of Raptor Pharmaceutical Corporation from 2011 to 2014, and was a member of the board of directors for BioMarin Pharmaceutical Inc. from 2002 to 2004.  Mr. Samant was a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010, a member of the Board of Trustees for the National Foundation for Infectious Diseases from 2003 to 2012, and a member of the Board of Trustees for the International Vaccine Institute in Seoul, Korea from 2008 to 2012.

Directors Continuing in Office Until the 2018 Annual Meeting

Richard M. Beleson retired as a Senior Vice President with the Capital Group Companies in 2010, where from 1984 until his retirement, he served as an equity investment analyst and institutional investor focused on the biotechnology and pharmaceutical industries. Mr. Beleson also served as a Vice President of the Growth Fund of America, and during his career had investment responsibilities in the Investment Company of America, Washington Mutual Investors Fund, the Income Fund of America, Fundamental Investors, the AMCAP Fund, the New Perspective Fund, and the Smallcap World Fund. Mr. Beleson holds a B.S. degree in biological sciences from Stanford University and an M.B.A. degree in finance and accounting from the UCLA Graduate School of Management. He currently serves as a director of Spineview, Inc. and is on the advisory board of the UCLA Anderson School of Management Center for Global Management. In addition, Mr. Beleson serves on the board of trustees of the Asian Art Museum of San Francisco and the American Numismatics Society.

R. Gordon Douglas, M.D., currently serves as chairman of the board of directors for NovaDigm Therapeutics Inc. Dr. Douglas also serves as a member of the board of directors of Protein Sciences Corporation. Dr. Douglas served on the boards of directors of Middlebrook Pharmaceuticals Inc. from 2000 to 2010, Aeras from 2000 to 2014 and IOMAI Corporation from 2002 to 2008. Dr. Douglas consulted for the Dale and Betty Bumpers Vaccine Research Center at the National Institutes of Health from 1999 to 2011. He is currently a Professor Emeritus of Medicine at Weill Cornell Medical College. Dr. Douglas retired in April 1999 from Merck, where he had been President of the Merck Vaccine Division since 1991 and a member of the Merck Management Committee. Prior to joining Merck, Dr. Douglas was Chairman of the Department of Medicine and Physician-in-Chief at the New York Hospital-Cornell Medical Center, and he held earlier teaching, research and administrative posts at the University of Rochester Medical Center and Baylor College of Medicine. He holds a bachelor’s degree from Princeton University and an M.D. degree from Weill Cornell Medical College. Dr. Douglas received his medical staff training at The New York Hospital and Johns Hopkins Hospital and is Board Certified in Internal Medicine. He is a member of the National Academy of Medicine, the Association of American Physicians, the Infectious Diseases Society of America and numerous other organizations.

George J. Morrow served as Executive Vice President, Global Commercial Operations at Amgen Inc., a global biotechnology company, from 2003 until his retirement in 2011. Mr. Morrow also served as Amgen’s Executive Vice President of Worldwide Sales and Marketing from 2001 to 2003. From 1992 to 2001, Mr. Morrow held multiple leadership positions at GlaxoSmithKline Inc. and its subsidiaries, last serving as President and Chief Executive Officer of Glaxo Wellcome Inc. Mr. Morrow currently serves on the boards of directors of Align Technology, Inc., Otonomy, Inc. and Neurocrine Biosciences, Inc. Mr. Morrow has served previously on boards for Glaxo Wellcome, Inc., Human Genome Sciences, Inc., Safeway, Inc., the Johns Hopkins School of Public Health, National Commerce Bank and the Duke University Fuqua School of Business. Mr. Morrow holds a B.S. in chemistry from Southampton College, Long Island University, an M.S. in biochemistry from Bryn Mawr College and an M.B.A. from Duke University.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS

Independence of the Board of Directors

Under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of their family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that all of our directors, except for Mr. Samant, our President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards.

See also “Certain Relationships and Related Person Transactions” below.

Board Leadership Structure and Risk Management

Our Chairman of the Board position is a non-executive position and is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent, non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.

The Board has an active role in overseeing the Company’s risk management.  The Board regularly reviews information presented by management regarding the Company’s business and operations risks, including those relating to liquidity, regulatory and compliance, and monitors risk through Board reports and discussions regarding risk at Board meetings.  The Board also reviews and approves corporate goals and budgets on an annual basis.  Further, pursuant to its charter, the Audit Committee reviews with the Board any issues that may arise in the performance of its duties, including those relating to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and its Code of Business Conduct and Ethics. The Compensation Committee monitors risk related to compensation policies and the Nominating/Governance Committee monitors risk related to governance and succession planning.

Insider Trading Policy

We have an insider trading policy which establishes guidelines for the trading of our stock by our employees. The policy specifically restricts trading in our stock by employees during specified time periods generally surrounding the anticipated release of our annual or quarterly financial results. The policy also prohibits individuals that are deemed to be insiders from holding our stock in a margin account or pledging our stock as collateral for a loan at any time. In addition, the policy prohibits insiders from engaging in short sales, transactions in put or call options or derivative transactions (including but not limited to forward sale contracts, zero-cost collars or other hedging or monetization transactions) with respect to our stock at any time.

Corporate Governance Guidelines

We are committed to the diligent exercise of sound corporate governance principles. Our Board of Directors has adopted Corporate Governance Guidelines to provide assistance to the Board in managing Board composition, representation, function and performance. The Corporate Governance Guidelines are attached as an exhibit to the charter of our Nominating/Governance Committee, which is available on our website at www.vical.com.

Executive Sessions

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process for stockholder communications with the Board or individual directors. Information regarding this process is available on our website at www.vical.com.

Committees of the Board of Directors

During the fiscal year ended December 31, 2015, our Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. The Audit Committee, Compensation Committee and Nominating/Governance Committee each operate under a written charter adopted by our Board, all of which are available on our website at www.vical.com.

The following table provides membership and meeting information as of and for the fiscal year ended December 31, 2015, for each of the committees:

Name	Audit		Compensation		Nominating/ Governance
Richard M. Beleson	X
R. Gordon Douglas, M.D. (1)			X		X
Gary A. Lyons			X		X	*
Robert C. Merton, Ph.D.	X	*
George J. Morrow	X		X	*
Stephen A. Sherwin, M.D. (2)
Thomas E. Shenk, Ph.D. (3)					X

Total meetings held in fiscal year 2015	5		3		1

*	Chairperson
(1)	Dr. Douglas was appointed to the Compensation Committee on December 18, 2015.
(2)	Dr. Sherwin resigned as a director of the Company effective December 18, 2015. Dr. Sherwin served on the Compensation Committee and the Nominating/Governance Committee until December 18, 2015.
(3)	Dr. Shenk was appointed to the Nominating/Governance Committee on December 18, 2015.

During the fiscal year ended December 31, 2015, each director attended at least 75% in the aggregate of the meetings of the committees on which he served.

Below is a description of each committee of our Board of Directors. Our Board has determined that each committee member is independent within the meaning of applicable Nasdaq listing standards.

Audit Committee

Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting and audits of our financial statements. Among other functions, the Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; engages the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; confers with senior management and the independent registered public accounting firm regarding the adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews annually the Audit Committee’s written charter and the committee’s performance; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results in our quarterly financial statements. The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.

Our Board of Directors has determined that Robert C. Merton, Ph.D., qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. In making such determination, the Board made a qualitative assessment of Dr. Merton’s level of knowledge and experience based on a number of factors, including his formal education and experience.  Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq rules and Rule 10A-3 under the Exchange Act.

The report of the Audit Committee is included herein on page 46.

Compensation Committee

The Compensation Committee oversees our overall compensation strategy and related policies, plans and programs. Among other functions, the Compensation Committee determines and approves the compensation and other terms of employment of our Chief Executive Officer; determines and approves the compensation and other terms of employment of our other executive officers, as appropriate; reviews and recommends to the Board the type and amount of compensation to be paid to Board members; recommends to the Board the adoption, amendment and termination of our Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”); administers the Stock Incentive Plan; and reviews and establishes appropriate insurance coverage for our directors and executive officers. The Compensation Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Compensation Committee has broad power to form and delegate its authority to subcommittees pursuant to its charter. The Compensation Committee has delegated authority to the President’s Stock Option Committee, which was established by our Board of Directors, to make initial equity grants within certain parameters, beyond which Compensation Committee approval is required.

The report of the Compensation Committee is included herein on page 19.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors consisted of Mr. Morrow, Dr. Sherwin and Mr. Lyons during the fiscal year ended December 31, 2015, except that Dr. Douglas replaced Dr. Sherwin on the Compensation Committee effective December 18, 2015. No member of the Compensation Committee was at any time during or prior to the fiscal year ended December 31, 2015 an officer or employee of Vical. No interlocking relationship existed between Mr. Morrow, Dr. Sherwin, Mr. Lyons or Dr. Douglas and any member of any other company’s board of directors, board of trustees or compensation committee during that period.

Nominating/Governance Committee

The Nominating/Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board of Directors; reviewing and evaluating our incumbent directors and the performance of our Board; recommending candidates to our Board for election to our Board of Directors; making recommendations to the Board regarding the membership of the committees of our Board; assessing the performance of our Board, including its committees; and developing a set of corporate governance guidelines for Vical.

Consideration of Director Nominees

Director Qualifications

The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics and being able to read and understand basic financial statements. The Nominating/Governance Committee also considers factors such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Vical, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of stockholders. However, the Nominating/Governance Committee retains the right to modify these qualifications from time to time.

Qualification of Current Directors

The composition of our current Board reflects diversity in business and professional experience and skills. When considering whether our current directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Nominating/Governance Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth herein. In particular:

•

With regard to Dr. Douglas, our Board considered his extensive industry-specific expertise, including his previously held role as President of Merck’s vaccine division, as well as his extensive experience as a physician and academician.

•

With regard to Mr. Beleson, our Board considered his extensive experience in the finance and investment industry, including his previously held role as Senior Vice President with the Capital Group Companies, as well as his extensive experience as an equity investment analyst and institutional investor focused on the biotechnology and pharmaceutical industries.

•

With regard to Mr. Lyons, our Board considered his extensive managerial experience, including his role as a Chief Executive Officer and other executive level positions at public and private companies in the biotechnology sector.

•	With regard to Mr. Morrow, our Board considered his global experience in commercial activities and oncology, as well as his experience managing policy and strategies with various government agencies.
•	With regard to Dr. Merton, our Board considered his global experience in finance and investments, financial planning and risk management.
•

With regard to Mr. Samant, our Board considered his extensive expertise in biopharmaceutical development and product commercialization, as well as his strong technical and entrepreneurial experience in diverse fields.

•	With regard to Mr. Shenk, our Board considered his extensive expertise in the life sciences, including his expertise in virology and human cytomegalovirus.

 Evaluating Nominees for Director

The Nominating/Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee considers age, experience, skills, and such other factors as it deems appropriate given the current needs of the Board and Vical, to maintain a balance of knowledge, experience and capability. In addition, the Nominating/Governance Committee also considers diversity in its evaluation of candidates for Board membership. The Board of Directors believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Governance Committee reviews such directors’ overall service to Vical during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating/Governance Committee nor any predecessor to the Committee has rejected a timely director nominee from a stockholder, or stockholders, holding more than 5% of our voting stock.

Stockholder Nominations

The Nominating/Governance Committee will consider director candidates recommended by stockholders. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating/Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last Annual Meeting of Stockholders a written recommendation to the Nominating/Governance Committee c/o Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121-4340, Attn: Corporate Secretary. Each submission must set forth: the name and address of the Vical stockholder on whose behalf the submission is made; the number of Vical shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Each submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Meetings

During the fiscal year ended December 31, 2015, our Board of Directors held four meetings. All directors attended at least 75% in the aggregate of the meetings of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have adopted a Related Person Transactions Policy to monitor transactions in which Vical and any of the following have an interest: a director, executive officer or other employee or a nominee to become a director of the Company; a security holder known by the Company to be the record or beneficial owner of more than 5% of any class of the Company’s voting securities; an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and any firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or holds a similar control position or in which such person directly or indirectly has a 5% or greater equity interest (collectively, “Related Persons”). The policy covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant in which the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect material interest (“Related Person Transactions”). Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered Related Person Transactions under this policy.

Under this policy, any proposed transaction that has been identified as a Related Person Transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of this policy. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related Person Transaction shall be approved by another independent member of the Board. Our Related Person Transaction Policy can be found in the Corporate Governance section posted on our website at www.vical.com.

There were no Related Person Transactions since January 1, 2015 required to be reported pursuant to applicable SEC rules.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all of our officers, directors and employees, which can be viewed on our website at www.vical.com. If we make any substantive amendments to our Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This section explains our executive compensation program as it relates to the “named executive officers” listed below whose 2015 compensation information is presented in the tables following this discussion in accordance with SEC rules. Mr. Bilinsky served as an executive officer and received compensation from us during 2015 but is no longer an employee of the Company.  Biographical information about each of the Company’s executive officers and other executives is contained in its Annual Report on Form 10-K for the year ended December 31, 2015 and is incorporated herein by reference.

Vijay B. Samant, Chief Executive Officer

Larry R. Smith, Ph.D., Vice President, Vaccine Research

Anthony A. Ramos, Vice President Finance, Chief Accounting Officer

Igor P. Bilinsky, Ph.D., Senior Vice President, Corporate Development

Commitment to Pay for Performance.  The Compensation Committee of the Board of Directors has implemented an annual performance program under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole and for each executive. The corporate goals are organized within the following three departments:

•	finance;
•	business development; and
•	product development.

Performance against the corporate goals and the executives’ individual goals is used by the Compensation Committee and the Board of Directors in evaluating and determining all facets of the compensation of our executives. In addition, the Board of Directors believes it has further aligned our chief executive officer’s, or CEO’s, overall compensation with the success of the Company by implementing performance-based vesting for certain of the stock options granted to our CEO. Mr. Samant’s performance-based options vest only if certain clinical milestones are met.

Executive Compensation Philosophy and Overview

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. In doing so, the Committee seeks to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to our research, clinical, regulatory, commercial, financial and operational performance.

Factors Used in Determining Executive Compensation

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with the following ranges of salaries and total compensation for executives in similar positions and with similar responsibilities in the companies represented in the compensation data we review:

•	median range for a rating of meets expectations in the previous year;
•	60th percentile for a rating of exceeds expectations in the previous year; and
•	75th percentile for a rating of outstanding in the previous year.

We work within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the executive’s particular employment background and circumstances, including training and prior relevant work experience;
•	the executive’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;
•	the demand for individuals with the executive’s specific expertise and experience at the time of hire;
•	performance goals and other expectations for the position;
•	comparison to other executives within our Company having similar levels of expertise and experience; and
•	uniqueness of industry skills.

Peer Companies and Market Compensation Data

The Compensation Committee develops our compensation plans by utilizing subscription compensation survey data for national and regional companies in the biopharmaceutical industry and publicly available compensation data from a peer group. In addition, the Compensation Committee will, from time to time, use the services of a compensation consultant. The Compensation Committee retained the services of an independent compensation consultant to support its 2015 compensation review. The peer group, which is periodically updated by the Compensation Committee and reviewed by the Board of Directors, consists of representative companies considering various factors including product focus, stage of development, market capitalization and number of employees. The individual companies in our peer group for 2015 included Anthera Pharmaceuticals, Inc., ArQule, Inc., AVEO Pharmaceuticals, Inc., Biocept, Inc., Conatus Pharmaceuticals, Inc., CTI BioPharma Corporation, Cymabay Therapeutics, Inc., Cytokinetics, Incorporated, Cytori Therapeutics, Inc., Fate Therapeutics, Inc., Galena Biopharma, Inc., MediciNova, Inc., MEI Pharma, Inc., OncoGenex Pharmaceuticals Inc., Pain Therapeutics, Inc., Peregrine Pharmaceuticals Inc., Sunesis Pharmaceuticals, Inc., Synta Pharmaceuticals Corp., and Threshold Pharmaceuticals, Inc. The individual companies which were included in our peer group for 2014 and were excluded from the 2015 peer group included Agenus Inc., Amicus Therapeutics, Inc., Corcept Therapeutics Incorporated, Dynavax Technologies Corporation, Geron Corporation, KaloBios Pharmaceuticals, Inc., Oncothyreon Inc., and ZIOPHARM Oncology Inc.

We believe that the practices of the peer group of companies provide us with appropriate compensation benchmarks for base salary, cash bonuses and equity-based awards. For benchmarking executive compensation, we typically review compensation survey data obtained from subscription services as well as the compensation data we have collected from the peer group of companies. This data is presented to the Compensation Committee as part of the annual review process.

2015 Performance Goals

The Compensation committee considers the overall performance score for corporate goals and each executive’s overall performance with respect to his or her individual goals along with other factors to evaluate appropriate salary increases, cash bonuses and stock-based awards.

2015 Corporate Goals

When choosing our corporate goals, the Board of Directors generally aims to create stretch goals set in a manner that will motivate our executives. As a result, we are expected to achieve objectives that exceed the Board’s expectations. As an example of the difficulty of achieving the corporate goals set by the Board, in 2015 the Company’s achievement of corporate goals resulted in 65 out of 100 possible points on the sliding scale system described below under, “Achievement of 2015 Corporate and Individual Goals”. Corporate goals for finance are set with specific quantitative targets, while corporate goals for business development and product development have both quantitative and qualitative targets.

Typically annual corporate goals are proposed by management, reviewed, modified where appropriate and finally approved by the Board of Directors by no later than the first quarter of the applicable calendar year. These corporate goals target the achievement of specific research, clinical, regulatory, operational and administrative milestones within the three corporate departments described above.

For 2015, the Compensation Committee established the following finance corporate goals:

•	maintaining an annual cash burn of $15 million or less; and
•	raising additional capital before December 31, 2015.

The Company’s 2015 business development goals consisted of:

•	completing certain out license activities of our core technology.

The Compensation Committee also established product development corporate goals for 2015, which included:

•	completing certain clinical related activities for the Company’s HSV-2 clinical trial;
•	completing certain manufacturing and related activities for ASP0113; and
•	completing certain new product development objectives.

2015 Individual Goals

Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each executive and approved by our CEO. The CEO’s goals consist entirely of the corporate goals approved by the Board of Directors. In determining CEO compensation, the Board of Directors considers the achieved corporate goals and any other factors that, in the judgment of the Board, contributed to the creation of stockholder value during the prior year.

The 2015 key individual goals for the Company’s Vice President, Vaccine Research included:

•	providing development and manufacturing support for the ASP0113 program, including assisting with critical objectives and serving as a member of joint project steering committees;
•	oversight for the development aspects of the Company’s HSV-2 program;
•	oversight for the development aspects of the Company’s VL-2397 program; and
•	supporting the identification and evaluation of in-license and acquisition opportunities.

The 2015 key individual goals for the Company’s Vice President Finance, Chief Accounting Officer included:

•	managing the Company’s operations within budget;
•	managing the financial aspects of the Company’s clinical trials and partnerships;
•	managing the relationships with the Company’s investment bankers and analysts; and
•	raising additional capital.

The CEO performs an interim assessment of the individual goals for the Company’s other executive officers in the third quarter of each calendar year to determine individual progress against the previously established goals. The individual goals for the Company’s executive officers, other than the CEO, may be modified at that time to account for significant changes in the Company’s operating strategy.

Achievement of 2015 Corporate and Individual Goals

The achievement of corporate goals is measured on a sliding scale based on the Company’s actual performance relative to the specified target levels. The Company typically expects the level of achievement of each goal to fall in the mid to upper end of the scale. Each corporate goal has a maximum number of points possible on the scale, which is weighted based on the goal’s importance to the Company’s overall performance. In 2015, the Company’s finance, business development and product development corporate goals accounted for 20, 40 and 40 points, respectively, of the 100 overall points possible for the achievement of corporate goals. Following each year, the Compensation Committee, based upon the recommendations of the Company’s management, determines the extent to which each corporate goal was achieved for the previous year, which results in an overall performance score for the previous year’s corporate goals. The Compensation Committee generally considers a score of between 55 and 74 points as meeting expectations for corporate goals as a whole.

For 2015, the Compensation Committee scored the actual performance of the corporate goals relative to the specified targets as follows:

•	maintaining an annual cash burn of $15 million or less (achieved 10 out of 10 points);
•	raising additional capital before December 31, 2015 (achieved 0 out of 10 points);
•	completing certain out license activities (achieved 10 out of 20 points);
•	completing certain clinical related activities for its HSV-2 clinical trial (achieved 0 out of 25 points);
•	completing certain manufacturing and related activities for ASP0113 (achieved 25 out of 25 points); and
•	completing certain new product development objectives (achieved 10 out of 10 points).

The Compensation Committee’s assessment of each corporate goal on the sliding scale resulted in a total of 65 points out of the 100 points possible for corporate goal achievement in 2015.  In recognition of performance against certain of the Company’s pre-established corporate goals, as well as performance in areas that were not encompassed by the pre-established corporate goals, the Compensation Committee determined that an additional 10 points for corporate goal achievement was warranted in 2015, for a total corporate goal achievement score of 65.

Consistent with the Company’s compensation philosophy, the evaluation of the achievement of individual goals by each executive (other than the CEO) begins with a written self-assessment, which is submitted to the CEO. The CEO prepares a written evaluation based on the executive’s self-assessment, the CEO’s own evaluation of the executive’s performance, and input from others within the Company. Whether and to what extent an executive’s individual goals were met is determined on an aggregate, rather than goal-by-goal, basis. For 2015, it was determined that the Company’s Vice President, Vaccine Research and the Company’s Vice President Finance, Chief Accounting Officer both achieved their individual goals on an aggregate basis.

Determination of Executive Compensation

After performing the individual evaluations, the CEO submits recommendations for approval to the Compensation Committee for salary increases, cash bonuses, and stock-based awards for the other executives. In the case of the CEO, his individual performance evaluation is conducted by the Compensation Committee, which determines his base salary, cash bonus, and stock-based awards. Annual base salary increases, annual stock-based awards, and annual cash bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

In addition to corporate and individual goal achievement, the Compensation Committee also considers the following factors in determining an executive’s compensation package:

•	the executive’s role within the Company and the compensation data for similar persons in peer group companies and subscription compensation survey data;
•	the demand for executives with the executive’s specific expertise and experience;
•	a comparison to other executives within the Company having similar levels of expertise and experience; and
•	uniqueness of the executive’s industry skills.

The Compensation Committee retains ultimate discretion as to whether any salary increases, cash bonuses or stock-based awards will be awarded for any year, including whether to accept or vary from the CEO’s recommendations for other executives.

2015 Compensation Decisions

Based upon the individual assessment of the achievement of goals established for 2015, the Compensation Committee approved certain discretionary cash bonuses and stock-based awards for our named executive officers.  Specifically, in January of 2016, the Compensation Committee granted Vijay B. Samant, Larry R. Smith, and Anthony A. Ramos cash bonuses of 52%, 22% and 25% of base salary, respectively, and stock options covering 850,000, 250,000, and 300,000 shares, respectively. The stock option grants reflect the Compensation Committees belief that the retention of the Company’s current leadership is critical to completing the Company’s ongoing development programs. The Compensation Committee did not grant any Restricted Stock Units (“RSUs”) to the Company’s executive officers in 2016. The stock options granted to our executive officers, other than our CEO, vest over a four-year period. With respect to 50% of the stock option granted to our CEO in 2016, it vests over a four-year period. The remaining 50% of the stock option granted in 2016 is entirely dependent upon the achievement of performance-based goals over 12 months related to the clinical development of our VL-2397 antifungal candidate and our ASP0113 partnered program.

Factors influencing the determination of stock-based awards granted to Mr. Samant included the level of awards granted for 2015 and the median awards and equity position of CEOs in the Company’s peer group and companies represented in compensation survey data, the Compensation Committee’s assessment that demand for executives with Mr. Samant’s level of skill and experience was relatively high, the unique skills of Mr. Samant that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

Factors influencing the determination of stock-based awards granted to Dr. Smith included the level of awards granted for 2015 and the median awards and equity position of Product Development Executives in the Company’s peer group and companies represented in compensation survey data, the fact that Dr. Smith achieved the majority of his 2015 individual goals, Dr. Smith’s role in overseeing the scientific development activities of the Company, the Compensation Committee’s assessment that demand for executives with Dr. Smith’s level of skill and experience was relatively high, the unique skills of Dr. Smith that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

Factors influencing the determination of stock-based awards granted to Mr. Ramos included the level of awards granted for 2015 and the median awards and equity position of financial executives in the Company’s peer group and companies represented in compensation survey data, the fact that Mr. Ramos achieved the majority of his 2015 individual goals, Mr. Ramos’s role in overseeing certain administrative functions of the Company, the Compensation Committee’s assessment that demand for executives with Mr. Ramos’s level of skill and experience was relatively high, the unique skills of Mr. Ramos that benefit the Company and the Compensation Committee’s assessment that it would be relatively difficult to replace those skills.

Compensation Components

The components of our compensation package are as follows:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that if our executives meet the performance expectations of the Compensation Committee, then their base salaries should be in line with the median range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. However we also believe that superior performance may, if justified, warrant compensation levels at up to the 100th percentile of the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually as part of our annual performance program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, the Compensation Committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary. Currently, all executives and certain non-executive employees are eligible for annual performance-based cash bonuses. The bonus amounts for our executives typically range between 25% - 50% of their base salary. The payment of any bonus is at the discretion of the Compensation Committee.

Long-Term Incentives

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives through equity-based awards. Our Stock Incentive Plan allows the grant to executives of stock options, restricted stock, and other equity-based awards. We typically make an initial equity award of stock options to new employees and annual stock-based grants as part of our overall compensation program. The cumulative amount of stock options granted as part of our annual performance program is approved by the Compensation Committee. All equity-based awards granted to executives are approved by our Compensation Committee or our Board of Directors. Our current practice, as required by our Stock Incentive Plan, is to price equity-based awards at the closing price of our common stock on the date the awards are granted.

Initial stock option awards. Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the grant date and a vesting schedule of 25% on the first anniversary of the date of hire and quarterly thereafter for the next three years. The amount of the initial stock option award is determined based on the executive’s position with us and analysis of the competitive practices of the companies similar in size to us represented in the compensation data that we review. The amount of the initial stock option award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Annual stock option awards. Our practice is to make annual stock option awards as part of our overall performance program or upon promotion. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the annual aggregate value of these awards will be set near competitive median levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted, including awards granted in prior periods, when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

Restricted stock unit awards. In the past we have made grants of RSUs to executives and certain non-executive employees to provide additional long-term incentive to build stockholder value. Because the shares underlying the RSUs have a defined value at the time the RSU grant is made, RSU grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. Because these awards are perceived to have more immediate value to the employee, they help ensure that certain key employees remain with the Company. However, the RSUs we grant generally cover fewer shares than the stock options we would grant for a similar purpose. The RSUs we grant typically vest 25% on the first anniversary of the date of grant and quarterly thereafter for the next three years. Executives have the option at the time of grant to defer the issuance of the shares underlying the RSUs beyond the date at which the RSU vests. This feature allows the individual to defer the payment of income taxes related to these shares until the shares underlying the RSU are issued. Upon vesting and issuance of the common stock underlying the RSU, we typically withheld from each holder the number of shares of common stock necessary in order to satisfy our statutory minimum tax withholding obligation. This feature provides the holders with a method to satisfy our statutory minimum tax withholding obligations without immediately selling a portion of the shares issued. Beginning in April of 2014, we no longer withheld vested shares from our executive officers to satisfy our statutory minimum tax withholding obligation. We did not grant any RSUs in January of 2016.

Other Compensation

We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we also utilize cash signing bonuses when certain executives join us. Generally, such cash signing bonuses are contractually required to be repaid on a pro-rata basis to the Company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying a signing bonus to compensate for amounts forfeited by an executive upon terminating prior employment to assist with relocation expenses and/or to create additional incentive for an executive to join our Company in a position where there is high market demand. We also reimburse our CEO up to $50,000 per year for costs related to housing.

Termination Based Compensation

Severance. Upon termination of employment, our executive officers are entitled to receive severance payments. In determining whether to approve, and setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. We have employment agreements that contain severance arrangements with our CEO and our other executives.

Under the agreement with our CEO, we are obligated to pay severance if we terminate the CEO’s employment without “cause,” or if the CEO resigns for “good reason,” as defined in the agreement, within the periods set forth therein. The severance for our CEO consists of continued base salary payments at the then-current rate, including the payment of health insurance premiums for 18 months, plus a payment equal to one and one-half times the CEO’s cash bonus paid during the previous 12 months. In addition, the CEO receives accelerated vesting on all his unvested stock awards as if he had remained employed by us for 18 months from the date of termination. In the event that the termination occurs within 24 months of a “change in control,” as defined in the agreement, the severance for our CEO consists of a lump sum payment equal to 24 months of base salary at the then-current rate, the payment of health insurance premiums for 18 months, plus a payment equal to one and one-half times the CEO’s cash bonus paid during the previous 12 months. In addition, all outstanding unvested stock awards will vest immediately. Under the agreements with our other executives, we are obligated to pay severance if we terminate the executive’s employment without “cause,” or if the executive resigns for “good reason,” as defined in the agreements, within the periods set forth therein. The severance for our other executives consists of a lump-sum payment equal to 12 months of base salary at the then-current rate, including the payment of health insurance premiums for 12 months, plus a payment equal to the executive’s cash bonus paid during the previous 12 months. In addition, the executive receives accelerated vesting on all his unvested stock awards as if he had remained employed by us for 12 months from the date of termination. In the event that the termination occurs within 12 months of a “change in control,” as defined in the agreements, the severance for the other executives consists of a lump sum payment equal to 18 months of base salary at the then-current rate, the payment of health insurance premiums for 12 months, plus a payment equal to the executive’s cash bonus paid during the previous 12 months. In addition, all outstanding unvested stock awards will vest immediately.

Additional details about these severance provisions, including definitions of “cause” and “good reason” can be found under “Potential Payments Upon Termination or Change of Control,” below. We believe that our executives’ severance packages are generally in line with severance packages offered to executives of the companies of similar size to us represented in the compensation data we reviewed.

Acceleration of vesting of equity-based awards. In addition to the severance provisions contained in the employment agreements with our CEO and our other executives, provisions of our Stock Incentive Plan allow our Board of Directors to grant stock-based awards to employees and executives that provide for the acceleration of vesting in the event of a “change of control” (as defined in the Plan). Currently, all of our outstanding equity-based awards include provisions that accelerate vesting of such awards in the event of a change of control. The Compensation Committee believes that these provisions are properly designed to promote stability during a change of control and enable our executives to focus on corporate objectives during a change of control, even if their employment may be subsequently terminated.

Tax and Accounting Implications

Deductibility of executive compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the “Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executives.

Accounting for stock-based compensation. Beginning on January 1, 2006, the Company began accounting for stock-based compensation including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB ASC Topic 718. The Compensation Committee considers the accounting impact of equity-based compensation when developing the Company’s compensation strategy.

 The Role of Stockholder Say-on-Pay Votes. We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation through a “say-on-pay” proposal.  At our 2015 Annual Meeting of Stockholders, over 94% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes that this affirms stockholder support of our overall approach to executive compensation.  Accordingly, the Compensation Committee did not materially change its approach in 2015. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this filing into any other filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

George J. Morrow

Gary A. Lyons

R. Gordon Douglas, M.D.

SUMMARY COMPENSATION TABLE

The Company has entered into compensation agreements with its executives. The terms of those agreements provide for benefits such as relocation reimbursement, severance payments and vesting acceleration of equity-based awards in the event of a change of control. The terms of these benefits are further discussed under the heading “Compensation Components” included herein. The following table provides information regarding the compensation of each of our named executive officers for each of the three fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Vijay B. Samant	2015	574,000	300,000	318,000	180,135	(3)	56,937	(5)	1,429,072
President and Chief Executive	2014	557,000	264,000	465,300	136,023	(4)	56,832	(6)	1,479,155
Officer	2013	557,000	—	279,180	836,725		56,727	(7)	1,729,632

Larry R. Smith, Ph.D.	2015	276,000	60,000	74,200	66,422		6,667		483,289
Vice President, Vaccine Research	2014	267,800	70,000	126,900	103,002		6,562		574,264
	2013	267,800	—	90,411	272,252		6,457		636,920

Anthony A. Ramos	2015	240,000	60,000	63,600	55,352		5,033		423,985
Vice President Finance, Chief	2014	232,185	60,000	98,700	76,298		4,876		472,059
Accounting Officer	2013	229,208	—	41,910	279,643		5,176		555,937

Igor P. Bilinsky, Ph.D. (8)	2015	242,848	—	74,200	77,493		5,256		399,797
Senior Vice President, Corporate	2014	271,830	73,000	126,900	103,764		6,861		582,355
Development	2013	271,830	—	87,306	263,010		6,756		628,902

(1)

Annual bonuses are granted after the completion of each calendar year at the Compensation Committee’s discretion, taking into account the Company’s performance against corporate goals and, except with respect to our CEO, each named executive officer’s performance against his or her individual goals, as more fully described above.

(2)

These amounts represent the grant date fair value of equity-based awards granted by the Company during the years presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note 1 to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 14, 2016.

(3)

Included in this amount is $29,825 related to 125,000 performance-based options for which the grant date fair value was determined assuming a 50% probability of vesting.  Assuming a 100% probability of vesting at the grant date, the grant date fair value would have been $59,650. Also included in this amount is $11,930 related to 125,000 performance-based options for which the grant date fair value was determined assuming a 20% probability of vesting.  Assuming a 100% probability of vesting at the grant date, the grant date fair value would have been $59,650.

(4)

Included in this amount is $51,968 related to 175,000 performance-based options for which the grant date fair value was determined assuming a 40% probability of vesting.  Assuming a 100% probability of vesting at the grant date, the grant date fair value would have been $129,920. Also included in this amount is $84,055 related to 325,000 performance-based options for which the grant date fair value was determined assuming a 30% probability of vesting. Assuming a 100% probability of vesting at the grant date, the grant date fair value would have been $280,183.

(5)	Of the amount shown, $50,000 represents housing costs, including $38,536 in rent and utility payments for an apartment for Mr. Samant and $8,922 for tax reimbursements.
(6)	Of the amount shown, $50,000 represents housing costs, including $36,373 in rent and utility payments for an apartment for Mr. Samant and $11,649 for tax reimbursements.
(7)	Of the amount shown, $50,000 represents housing costs, including $31,619 in rent and utility payments for an apartment for Mr. Samant and $14,593 for tax reimbursements.
(8)	Dr. Bilinsky’s last day of employment was September 8, 2015.

GRANTS OF PLAN BASED AWARDS

The following table provides details regarding stock-based awards granted to each of our named executive officers during the fiscal year ended December 31, 2015.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Vijay B. Samant	1/19/2015	—	250,000	1.07	138,380
	1/19/2015	—	125,000	1.07	29,825	(3)
	1/19/2015	—	125,000	1.07	11,930	(4)
	1/19/2015	300,000	—	—	318,000

Larry R. Smith, Ph.D.	1/19/2015	—	120,000	1.07	66,422
	1/19/2015	70,000	—	—	74,200

Anthony A. Ramos	1/19/2015	—	100,000	1.07	55,352
	1/19/2015	60,000	—	—	63,600

Igor P. Bilinsky, Ph.D.	1/19/2015	—	140,000	1.07	77,493
	1/19/2015	70,000	—	—	74,200

(1)

The amounts shown reflect the number of shares underlying the RSUs granted to each named executive officer. The par value of $0.01 per share of the underlying shares of an RSU grant is paid by the named executive officer on the date of grant.

(2)	The right to exercise the above stock options and RSUs vests one-fourth on the first anniversary of the date of grant, with the remaining rights vesting quarterly over the remaining three years.
(3)

Performance-based stock options which had fully vested as of December 31, 2015 upon completion of enrollment in the Company’s Phase 2 clinical trial evaluating its CMV candidate in solid organ transplant patients.  The grant date fair value was determined assuming a 50% probability of vesting as of the grant date.

(4)

Performance-based stock options which were to vest upon completion of an end of Phase 2 meeting with the FDA with respect to the Company’s HSV-2 candidate on or prior to December 31, 2015. The grant date fair value was determined assuming a 20% probability of vesting as of the grant date. These options were cancelled as a result of the performance criteria not being met as of December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides details regarding outstanding stock-based awards for each of our named executive officers as of December 31, 2015.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Vijay B. Samant	60,000	—	4.54	1/5/2016	468,110	191,925
	100,000	—	6.71	1/4/2017
	80,000	—	4.27	1/3/2018
	240,000	—	1.73	1/8/2019
	360,000	—	3.47	1/10/2020
	450,000	—	2.14	1/6/2021
	339,375	22,625	3.67	1/12/2022
	331,375	150,625	3.31	1/10/2023
	175,000	—	1.42	1/9/2024
	125,000	250,000	1.07	1/18/2025

Larry R. Smith, Ph.D.	2,000	—	4.54	1/5/2016	113,736	46,632
	1,700	—	4.74	8/2/2016
	10,000	—	4.85	9/13/2016
	20,000	—	6.71	1/4/2017
	15,000	—	4.27	1/3/2018
	45,000	—	1.73	1/8/2019
	67,500	—	3.47	1/10/2020
	90,000	—	2.14	1/6/2021
	72,188	4,812	3.67	1/12/2022
	66,791	30,359	3.31	1/10/2023
	150,000	—	1.36	8/25/2023
	78,756	56,244	1.42	1/9/2024
	—	120,000	1.07	1/18/2025

Anthony A. Ramos	1,675	—	4.54	1/5/2016	90,150	36,962
	3,425	—	6.65	1/17/2017
	2,000	—	6.12	2/15/2017
	2,500	—	4.29	1/15/2018
	17,000	—	1.79	1/15/2019
	25,000	—	3.41	1/18/2020
	2,000	—	3.02	7/15/2020
	25,000	—	2.01	1/20/2021
	21,563	1,437	3.41	1/22/2022
	12,375	5,625	3.41	1/23/2023
	43,750	26,250	4.00	4/15/2023
	150,000	—	1.36	8/25/2023
	58,338	41,662	1.42	1/9/2024
	—	100,000	1.07	1/18/2025

(1)

For those options granted on August 26, 2013 and expiring on August 25, 2023, the right to exercise vested 100% on the first anniversary of the date of grant.  For those options granted on January 10, 2014 and expiring on January 9, 2024, the right to exercise vests one-third on the first anniversary of the date of grant, with the remaining rights vesting quarterly over the remaining two years.  For those options granted to Mr. Samant on January 10, 2014 and expiring on

January 9, 2024, 175,000 shares subject to such options vested upon the achievement of specified performance goals and 325,000 shares subject to such options did not vest and were cancelled as of December 31, 2015 due to other specified performance goals not having been met as of such date.  For those options granted to Mr. Samant on January 19, 2015 and expiring on January 18, 2025, 125,000 shares subject to such options vested upon the achievement of specified performance goals and 125,000 shares subject to such options did not vest and were cancelled as of December 31, 2015 due to other specified performance goals not having been met as of such date. For all other options, the right to exercise vests 25% on the first anniversary of the date of grant, with the remaining rights vesting quarterly over the remaining three years.

(2)	The market value of the RSUs is determined by multiplying the number of shares underlying the RSUs by the closing price for our common stock of $0.41 on December 31, 2015.

OPTION EXERCISES AND STOCK VESTED

The following table provides details regarding stock options exercised and RSUs vested for each of our named executive officers for the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise($)	Number of Shares Acquired on Vesting		Value Realized on Vesting($)(1)

Vijay B. Samant	—	—	239,789	(2)	208,111

Larry R. Smith, Ph.D.	—	—	62,171	(3)	54,093

Anthony A. Ramos	—	—	42,850	(4)	37,557

Igor P. Bilinsky, Ph.D.	—	—	52,704		49,875

(1)	Represents the number of shares vested multiplied by the market value of the underlying shares on the vesting date less the purchase price of $0.01 per share.
(2)	Mr. Samant elected to defer receipt of 9,375 and 82,492 of these shares until January 7, 2016 and January 10, 2016, respectively.
(3)	Dr. Smith elected to defer receipt of 52,504 of these shares until February 10, 2017.
(4)	Mr. Ramos elected to defer receipt of 40,836 of these shares until February 20, 2017.

NONQUALIFIED DEFERRED COMPENSATION TABLE

We grant RSUs to our executives and other employees. The RSUs granted typically vest 25% on the first anniversary date of the grant, with the remaining rights vesting quarterly over the remaining three years and, once vested, allow the participants to acquire shares of common stock at par value. At the time the RSU is granted, the employee has the option to defer the release of the common stock underlying the RSU to a future date which is after its vesting date. The election to defer the release of the common stock underlying the RSU also defers the required state and federal income tax withholding requirements until those shares are released. The election to defer the release of the common shares underlying the RSU is irrevocable. The deferral agreements allow the employee to receive the vested shares prior to the deferral date only in the event of a change in control or upon termination of employment. The following table provides details regarding the value of stock awards as of December 31, 2015, for which issuance of the shares underlying those awards has been deferred, the increase in value of deferred shares during the current year and the value of deferred shares which were released during the current year.

Name	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Contributions ($)	Aggregate Balance at Last FY ($)(1)

Vijay B. Samant	—	—	171,172

Larry R. Smith, Ph.D.	—	—	21,527

Anthony A. Ramos	—	—	16,743

(1)	Amount represents the market value of vested but unreleased shares multiplied by the closing price for our common stock of $0.41 on December 31, 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into employment agreements with our executive officers, which include provisions that entitle those executive officers to receive severance payments in specified cases upon termination without “cause” or resignation for “good reason”. Severance for our executive officers, other than our CEO, consists of a lump-sum payment equal to 12 months of base salary at the then-current rate, including the payment of health insurance premiums for 12 months, plus a payment equal to the executive’s cash bonus paid during the previous 12 months. In addition, the executive receives accelerated vesting on all his unvested stock awards as if he had remained employed by us for 12 months from the date of termination. In the event that the termination occurs within 12 months of a “change in control,” as defined in the agreements, the severance for the other executives consists of a lump sum payment equal to 18 months of base salary at the then-current rate, the payment of health insurance premiums for 12 months, plus a payment equal to the executive’s cash bonus paid during the previous 12 months. In addition, all outstanding unvested stock awards will vest immediately. Cause is defined as any one of the following: (i) sustained inadequate performance of the employee’s duties, (ii) a failure to perform the employee’s duties, other than a failure resulting from complete or partial incapacity due to physical or mental illness or impairment; (iii) gross misconduct or fraud, or (iv) a conviction of, or a plea of “guilty” or “no contest” to a felony. Good reason is defined as any one of the following: (i) a material reduction in authority or responsibility or significant demotion or (ii) a reduction in the employee’s base salary of more than 25%. To resign for good reason, an executive must notify us of his or her intention within 60 days after the occurrence of a condition constituting “good reason” and provide us with 30 days to cure the condition. In the event that our executives qualify for severance payments, the salary continuation payments will be made in a lump sum payment within 60 days following a qualifying termination.

We have entered into an employment agreement with our CEO, which provides for continued base salary payments at the then-current rate, including the payment of health insurance premiums, for a period of 18 months, plus a payment equal to one and one-half times his cash bonus paid during the previous 12 months, if his employment is terminated without “cause” or if he resigns for “good reason”. In addition, he receives accelerated vesting on all his unvested stock awards as if he had remained employed by us for 18 months from the date of termination. Cause is defined as any one of the following: (i) failure to perform the executive’s duties, (ii) gross misconduct, (iii) fraud or (iv) a conviction of, or a plea of “guilty” or “no contest” to, a felony. Good reason is defined as any one of the following: (i) a material reduction in authority or responsibility, (ii) removal of the direct reporting relationship with the Board of Directors, (iii) any material reduction in base compensation, or (iv) a material breach of the employment agreement by the Company. In the event that our CEO qualifies for severance payments, the salary continuation payments will be made on a semi-monthly basis, will be reduced dollar for dollar by any other compensation earned by him during the severance period, as an employee or consultant, and will be terminated if he enters into an employment or consulting agreement with a company which is primarily involved in research, development or commercialization of a method of delivery of naked DNA into humans or animals. In the event that the termination occurs within 24 months of a “change in control,” as defined in the agreement, our CEO’s employment agreement provides for a lump sum payment equal to 24 months of base salary, at the then-current rate, the payment of health insurance premiums for 18 months, plus a payment equal to one and one-half times his cash bonus paid during the previous 12 months. In addition, all outstanding unvested stock awards held by our CEO will vest immediately.

All of the Company’s outstanding equity-based awards include provisions that accelerate vesting of such awards in the event of a change of control. A change of control is defined as the occurrence of either of the following events: (i) a change in the composition of the Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either: (a) had been directors of the Company 24 months prior to such change; or (b) were elected, or nominated for election, to the Board of Directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or (ii) any person becomes, by acquisition or aggregation of securities, the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s securities eligible to vote for the election of directors.

The following table provides details of potential payments which could occur upon termination of the named executive officers or in the event of a change of control of the Company assuming a triggering event occurred on December 31, 2015.

Name	Cash Severance Payment($)(1)	Bonus Payment($)	Health Insurance Premiums($)(1)	Acceleration of Equity Awards($)(2)

Vijay B. Samant
● Involuntary termination without cause	861,000	450,000	29,210	134,744
● Voluntary resignation for good reason	861,000	450,000	29,210	134,744
● Change in control	1,148,000	450,000	29,210	187,244

Larry R. Smith, Ph.D.
● Involuntary termination without cause	276,000	60,000	24,842	26,316
● Voluntary resignation for good reason	276,000	60,000	24,842	26,316
● Change in control	414,000	60,000	24,842	45,494

Anthony A. Ramos
● Involuntary termination without cause	240,000	60,000	27,763	20,167
● Voluntary resignation for good reason	240,000	60,000	27,763	20,167
● Change in control	360,000	60,000	27,763	36,060

(1)

In the cases of an involuntary termination without cause and voluntary resignation with good reason, the amounts assume no subsequent employment or consultancy by the executive during the applicable severance period.

(2)

The amounts shown reflect (a) for stock options, the excess, if any, of the closing price for our common stock of $0.41 on December 31, 2015 over the exercise price of the stock options, multiplied by the number of shares underlying the options for which vesting is accelerated due to the specified termination and (b) for RSUs, the closing price for our common stock of $0.41 on December 31, 2015, multiplied by the number of shares underlying the RSUs for which vesting is accelerated due to the specified termination.

DIRECTOR COMPENSATION

The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director. The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. The Board also takes into consideration the performance of the Company when determining the appropriate level of their compensation.

Director Fees

Each of our non-employee directors receives an annual fee of $44,000 for service on the Board of Directors. All fees are paid on a quarterly basis. Non-employee directors are also reimbursed for their expenses for each meeting attended.

Director Equity Awards

Under the Stock Incentive Plan, each of our new non-employee directors, on the date of his or her election to the Board of Directors, receives an option to purchase 60,000 shares of our common stock at its fair market value on the date of grant and an RSU covering 10,000 shares of our common stock. The shares subject to these options and RSUs generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over the next three years. Each non-employee director who has served on our Board of Directors for at least six months on the date of each regular Annual Meeting of Stockholders also receives an annual grant of an option to purchase 50,000 shares of our common stock and an RSU covering 7,500 shares of our common stock. These options and RSUs vest in full on the date of the regular Annual Meeting of Stockholders for the year following the year in which the options and RSUs were granted. No more than an aggregate of 30% of the shares available under our Stock Incentive Plan are available for grant to non-employee directors. Our Board of Directors may provide discretionary grants under the Stock Incentive Plan to our non-employee directors. Under the Stock Incentive Plan, stock-based awards to purchase a total of 2,003,541 shares of our common stock have been granted to our current non-employee directors, with 430,000 shares of this total amount granted during the fiscal year ended December 31, 2015.

Fees and Equity Awards of the Chairman of the Board of Directors

Dr. Douglas receives a total annual fee of $64,000 for serving as Chairman of our Board of Directors. Our Chairman of the Board of Directors also receives an annual grant of an option to purchase 65,000 shares of our common stock and an RSU covering 7,500 shares of our common stock under the Stock Incentive Plan (in lieu of the annual grant of an option to purchase 50,000 shares and an RSU covering 7,500 shares which he would otherwise receive as a non-employee director), which vest in full on the date of the regular Annual Meeting of Stockholders for the year following the year in which the options and RSUs were granted.

Committee Fees

The Chairman of the Audit Committee receives an annual Audit Committee Chairman fee of $25,000. The Chairman of the Compensation Committee receives an annual Compensation Committee Chairman fee of $15,000. The Chairman of the Nominating/Governance Committee receives an annual Nominating/Governance Committee Chairman fee of $10,000. All non-chairman Committee members receive an additional fee of $7,000 for each committee on which they serve.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2015.

Name(1)	Fees Earned in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

R. Gordon Douglas, M.D.	71,000	6,600	28,249	—	105,849
Richard M. Beleson	51,000	6,600	21,730	—	79,330
Gary A. Lyons	61,000	6,600	21,730	—	89,330
Robert C. Merton, Ph.D.	69,000	6,600	21,730	—	97,330
George J. Morrow	66,000	6,600	21,730	—	94,330
Thomas E. Shenk, Ph.D. (3)	—	3,600	12,353	—	15,953
Stephen A. Sherwin, M.D. (4)	58,000	6,600	21,730	—	86,330

(1)	Vijay B. Samant, the Company’s President and CEO, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director.
(2)

These amounts represent the grant date fair value of equity-based awards granted by the Company during 2015, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note 1 of the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016. As of December 31, 2015, each director had the following number of shares underlying RSUs and options outstanding, respectively: R. Gordon Douglas, M.D. – 7,500 and 543,296; Richard M. Beleson – 10,125 and 140,176; Gary A. Lyons – 7,500 and 372,178; Robert C. Merton, Ph.D. – 7,500 and 373,741; George J. Morrow – 9,098 and 175,894; and Thomas E. Shenk, Ph.D. – 10,000 and 60,000.

(3)	Dr. Shenk was appointed to the board of directors as of December 18, 2015.
(4)	Effective December 18, 2015, Dr. Sherwin was no longer a member of the board of directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2015, with respect to our equity compensation plan in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSUs (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	11,026,135(1)	$2.33	5,421,917

(1)	Includes 1,570,297 RSUs.

SECURITY OWNERSHIP

Security Ownership of Directors and Named Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock as of March 1, 2016, for each director of the Company, each executive named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name	Common Stock	Rights to Acquire Shares Within 60 Days of March 1, 2016	Total Stock and Stock Based Holdings	Percent of Total(1)

Vijay B. Samant	448,087	2,413,286	2,861,373	3.03%
Larry R. Smith, Ph.D.	76,789	699,337	776,126	*
Anthony A. Ramos	23,635	427,204	450,839	*
R. Gordon Douglas, M.D.	100,781	478,296	579,077	*
Gary A. Lyons	70,781	322,178	392,959	*
George J. Morrow	18,649	121,759	140,408	*
Robert C. Merton, Ph.D.	83,281	336,241	419,522	*
Richard M. Beleson	11,952	77,621	89,573	*
Thomas E. Shenk, Ph.D.	—	—	—	*
Igor P. Bilinsky	80,968	—	80,968	*

All directors and executive officers as a group (10 persons)	914,923	4,875,922	5,790,845	5.98%

*	Less than 1%
(1)

Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person as of March 1, 2016 (including any shares which that person has the right to acquire beneficial ownership of within 60 days of March 1, 2016), by the sum of the total number of shares outstanding as of March 1, 2016, and the number of shares which that person has the right to acquire beneficial ownership of within 60 days of March 1, 2016. Applicable percentages are based on 91,980,977 shares of our common stock outstanding as of March 1, 2016, adjusted as required.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 1, 2016, for each stockholder who was a beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock on such date. The information below is based on filings by the beneficial owners with the SEC pursuant to section 13(g) under the Exchange Act as well as additional information provided to us by the stockholders as noted in the footnotes below. The Company is not aware of any other beneficial owner of more than five percent of the Company’s Common Stock.

Name and Address	Common Stock	Percent of Total(1)

Fidelity Management and Research Company (2)	10,266,826	11.2%
245 Summer Street
Boston, MA 02210

Ariel Investments, LLC (3)	6,952,175	7.6%
200 E. Randolph Drive, Suite 2900
Chicago, IL 60601

(1)

Percent of shares beneficially owned by any stockholder is calculated by dividing the number of shares beneficially owned by the stockholder by the sum of the number of shares outstanding as of March 1, 2016. Applicable percentages are based on 91,980,977 shares of our common stock outstanding as of March 1, 2016.

(2)

Based on Amendment No. 6 to Schedule 13G filed by Fidelity Management and Research Company (“Fidelity”) on February 12, 2016. According to the schedule 13G, 10,266,826 shares of our common stock were beneficially owned by Fidelity as of December 31, 2015.

(3)

Based on Amendment No. 2 to Schedule 13G filed by Ariel Investments, LLC (“Ariel”) on February 12, 2016. According to the schedule 13G, 6,952,175 shares of our common stock were beneficially owned by Ariel as of December 31, 2015.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our stockholders are being asked to act upon a proposal to approve a reverse stock split of all of the outstanding shares of common stock of the Company at a ratio of not less than 1-for-10 and not more than 1-for-30, with our Board having the discretion and authority to determine at which ratio to effect the reverse stock split, if at all (each, the “Reverse Stock Split”). If this proposal is approved, the Board will have the authority, but not the obligation, in its sole discretion, and without any further action on the part of the stockholders, to select a reverse split ratio and to effect the Reverse Stock Split by filing with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation. The Board will also have the ability to decline to file the Amended and Restated Certificate of Incorporation if it determines that the Reverse Stock Split is not in the best interests of the Company.

If this proposal is approved and the Board decides to effect the Reverse Stock Split, then all of the outstanding shares of common stock on the date of the Reverse Stock Split will be automatically converted into a smaller number of shares, at the ratio selected by the Board, as more fully described below. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split. The number of authorized shares of our common stock and preferred stock will remain the same following the Reverse Stock Split, thus the Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of our common stock. There are no shares of our preferred stock currently outstanding.

We are proposing that the Board have the discretion to select the Reverse Stock Split ratio from within a range, rather than proposing that stockholders approve a specific ratio at this time, in order to give the Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Determination of Reverse Stock Split Ratio.” If the Board decides to implement a Reverse Stock Split, the Company will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware or such later time as is chosen by the Board and set forth in the Certificate of Amendment.

Purpose of the Reverse Stock Split

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of the common stock. The Board believes that the Reverse Stock Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on the Nasdaq Capital Market and generate greater investor interest in the Company.

On August 5, 2015, we received a letter from the listing qualifications department staff of the Nasdaq Stock Market notifying us that for the prior 30 consecutive business days the bid price of our common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq listing rule 5550(a)(2). We were initially provided 180 calendar days, or until February 1, 2016, to regain compliance with the minimum bid price rule. On January 15, 2016, we requested an additional 180-day grace period to regain compliance with Nasdaq’s minimum bid price requirement because our common stock had continued to trade below the $1.00 minimum closing bid price. Nasdaq staff granted our extension request on February 2, 2016, and we now have until August 1, 2016 to achieve compliance with this listing standard (i.e., by our common stock maintaining a closing bid price of $1.00 per share or more for a minimum of ten consecutive business days during the additional grace period, or such longer period of time as the Nasdaq staff may require).

The Board believes that maintaining the listing of our common stock on the Nasdaq Capital Market is in the best interests of the Company and our stockholders. If our common stock were delisted from the Nasdaq Capital Market, the Board believes that the liquidity in the trading market for the common stock could be significantly decreased, which could reduce the trading price. If the Reverse Stock Split is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the Reverse Stock Split by our stockholders and implementation by the Board, there can be no assurance that the Reverse Stock Split will result in our meeting and maintaining the $1.00 minimum bid price requirement. The common stock could also be delisted from the Nasdaq Capital Market due to our failure to comply with one or more other Nasdaq listing rules.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our common stock. The Board believes that the anticipated higher market price resulting from a Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest or handle trading in our common stock, but there can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.

Although we expect the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including our performance, prospects and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission. The history of similar Reverse Stock Splits for companies in like circumstances is varied. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.

Determination of Reverse Stock Split Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than 1-for-10 and not more than 1-for-30, as determined by the Board in its sole discretion. In determining the Reverse Stock Split ratio, the Board will consider numerous factors including:

•	the historical and projected performance of our common stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected Reverse Stock Split ratio on trading liquidity in our common stock and our ability to continue our common stock’s listing on the Nasdaq Capital Market;

•	our capitalization (including the number of shares of our common stock issued and outstanding);

•	the prevailing trading price for our common stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a Reverse Stock Split.

The purpose of asking for authorization to implement the Reverse Stock Split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Effects of Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-10 Reverse Stock Split of our common stock, then a stockholder holding 3,000 shares of our common stock before the Reverse Stock Split will instead hold 300 shares of our common stock immediately after the Reverse Stock Split. Each stockholder’s proportionate ownership of our outstanding shares of common stock will remain the same, except that stockholders that would otherwise receive fractional shares as a result of the Reverse Stock Split will receive cash payments in lieu of fractional shares. All shares of our common stock will remain fully paid and non-assessable.

Because no fractional shares will be issued, holders of our common stock could be eliminated in the event that the proposed Reverse Stock Split is implemented. However, we are not proposing the Reverse Stock Split as the first step in a “going private” transaction. As of March 23, 2016, we had approximately 29 holders of record who held fewer than ten shares of our common stock, out of a total of approximately 212 holders of record (excluding beneficial holders in street name).

Effect on Outstanding Common Stock

The following table illustrates the effects of a 1-for-10, 1-for 20 and 1-for-30 Reverse Stock Split, without giving effect to any adjustments for fractional shares of our common stock, or on our outstanding shares of common stock and our outstanding other equity awards as of March 23, 2016:

	Prior to Reverse Stock Split	1-for-15	1-for-20	1-for-30
Common Stock:
Outstanding	91,998,477	9,199,848	4,599,924	3,066,616
Issuable pursuant to outstanding equity awards	13,281,548	1,328,155	664,077	442,718

Effect on Equity Awards

If the Reverse Stock Split is implemented, the number of shares of common stock subject to outstanding options and RSUs issued by the Company, and the number of shares reserved for future issuance under the Company’s Amended and Restated Stock Incentive Plan, will be reduced by the same ratio as the reduction in the outstanding shares. Correspondingly, the exercise price for individual outstanding options, on a per share basis, will be proportionally increased (i.e., the aggregate exercise price for all outstanding options will be unaffected, but following a Reverse Stock Split such exercise price will apply to a reduced number of shares. As of the record date for the Annual Meeting, there were outstanding (i) stock options to purchase an aggregate of 12,184,924 shares of common stock at a weighted average exercise price of $1.85 per share, and (ii) RSUs representing the right to acquire an aggregate of 1,096,624 shares of common stock. Assuming, for example, a 1-for-10 Reverse Stock Split, the number of shares covered by outstanding options and RSUs will be reduced to one-tenth the number currently issuable, and the exercise price will be increased by 10 times the current exercise price.

No Fractional Shares

No fractional shares of common stock will be issued in connection with the Reverse Stock Split. If as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the Nasdaq Capital Market on the trading day immediately preceding the effective date of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefore.

By approving the amendment to our certificate of incorporation effecting the Reverse Stock Split, stockholders will be approving the combination of any whole number of issued shares of our common stock between and including 10 and 30 shares into one share.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Stock Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

Implementation of Reverse Stock Split; Certificate of Amendment

If our stockholders approve this proposal, and the Board elects to effect the Reverse Stock Split, we will file the Certificate of Amendment, which will provide that:

•

each 10 to 30 shares (depending on the reverse split ratio determined by the Board, in its discretion, such ratio to be publicly announced prior to the effective time of the amendment) of our common stock, issued and outstanding immediately prior to the effective time of the amendment, will be automatically combined into one validly issued, fully paid and non-assessable share of our common stock;

•	no certificates representing fractional shares of our common stock will be issued in connection with the Reverse Stock Split;

•

holders of our common stock who otherwise would be entitled to receive fractional shares of our common stock will be entitled to receive cash (without interest or deduction) from the Company’s exchange agent in lieu of such fractional share interests, upon receipt by the Company’s exchange agent of any required transmittal letter properly completed and duly executed by the stockholder and, where shares are held in certificated form, the surrender of the stockholder’s Old Certificates (as defined in the following bullet), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Company’s exchange agent of all fractional shares otherwise issuable; and

•

each certificate that immediately prior to the effective time of the amendment represented shares of our common stock (“Old Certificates”) will thereafter represent that number of shares of our common stock into which the shares of our common stock represented by the Old Certificate was combined, subject to the elimination of fractional share interests as described in the bullet above;

provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Reverse Stock Split. The Certificate of Amendment will become effective when it is filed with the Secretary of State of the State of Delaware or such later time as is set forth in the Certificate of Amendment.

Possible Disadvantages of Reverse Stock Split

Even though the Board believes that the potential advantages of the Reverse Stock Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Stock Split:

•	The reduced number of shares of our common stock resulting from a Reverse Stock Split could adversely affect the liquidity of our common stock.

•

A Reverse Stock Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected Reverse Stock Splits.

•

A Reverse Stock Split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Stock Split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Stock Split.

•

There can be no assurance that the market price per new share of our common stock after the Reverse Stock

Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing market price of our common stock on March 23, 2016 of $0.39 per share of common stock, if the stockholders approve this proposal and the Board selects and implements a Reverse Stock Split ratio of 1-for-10, there can be no assurance that the post-split market price of our common stock would be $3.90 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•

If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

•

Because the Reverse Stock Split will not affect the number of authorized shares of common stock or preferred stock, a Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of our common stock. The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. In addition, the effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect. Although we are not proposing the Reverse Stock Split for this purpose, we could, subject to the Board’s fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board.

Effect on Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)

Upon the effectiveness of the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold certificates)

Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the effective date of the Reverse Stock Split. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws.

Effect on Certificated Shares

Upon the Reverse Stock Split, our transfer agent will act as our exchange agent and act for holders of common stock in implementing the exchange of their certificates.

Commencing on the effective date of a Reverse Stock Split, stockholders holding shares in certificated form will be sent a transmittal letter by Computershare, Inc., the transfer agent for our common stock. The letter of transmittal will contain instructions on how a stockholder should surrender his or her Old Certificates to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange the stockholder’s Old Certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If any Old Certificates have a restrictive legend on the back of the Old Certificates, the New Certificate(s) will be issued with the same restrictive legends that are on the back of the Old Certificates. If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “No Fractional Shares.” Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Federal Income Tax Consequences to U.S. Holders

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences to the stockholders described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder (as defined below).

This summary does not comprehensively describe all potential U.S. federal income tax considerations applicable to the Reverse Stock Split. The discussion below only addresses stockholders who hold common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders subject to the alternative minimum tax or the tax on net investment income, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with the exercise of warrants, stock options or stock purchase plans or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding their common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders who exercise dissenters’ or appraisal rights, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split, including the tax consequences of the Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split) including, without limitation, the tax consequences to holders of options, warrants or similar rights to acquire our common stock.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•	an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Our view regarding the tax consequences of the Reverse Stock Split is not binding with the Internal Revenue Service (“IRS”) or the courts. We have not sought, and do not intend to seek any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder of common stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock (as described below). A U.S. Holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. Holder’s holding period for the shares of the common stock received should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders of common stock should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

Cash in Lieu of Fractional Shares

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. There are limitations on the deductibility of capital losses under the Code.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

No Dissenters’ Rights

The holders of shares of common stock will have no dissenters’ rights of appraisal under Delaware law, our certificate of formation or our bylaws with respect to the Certificate of Amendment effectuating a Reverse Stock Split.

Vote Required; Recommendation of the Board

The affirmative vote of holders of a majority of our common stock having voting power outstanding as of the record date for the Annual Meeting is required to approve the amendment of our certificate of incorporation effecting the Reverse Stock Split.

The Board of Directors Recommends a Vote in Favor of Proposal 2.

PROPOSAL 3

AMENDMENT OF THE STOCK INCENTIVE PLAN

Our Stock Incentive Plan was adopted by our Board of Directors on October 14, 1992, and was subsequently amended and restated on fourteen occasions. The most recent amendment and restatement of the plan approved by our stockholders was effective as of May 23, 2013. Stockholders are being asked to approve an amendment to the Stock Incentive Plan to increase the number of shares of our common stock reserved for issuance under the plan by 4,000,000 shares. This proposed amendment of the Stock Incentive Plan will be effective as of May 20, 2016, if approved by our stockholders at the Annual Meeting. Our Stock Incentive Plan as proposed to be amended is attached as Appendix A to this proxy statement.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this amendment to the Stock Incentive Plan as described in this Proposal 3. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends a Vote FOR the Approval of the Amendment to Our Stock Incentive Plan.

Summary of Amendment

Stockholders are being asked to approve an amendment to the Stock Incentive Plan to increase the number of shares of our common stock reserved for issuance under the plan by 4,000,000 shares. The Board of Directors approved the proposed amendment on March 11, 2016, conditioned upon approval by our stockholders.

Description of Stock Incentive Plan

The following description of the Stock Incentive Plan is a summary only. It is subject to, and qualified in its entirety by, the full text of the Stock Incentive Plan as proposed to be amended attached as Appendix A to this proxy statement.

Purpose

The purpose of the Stock Incentive Plan is to assist us in recruiting and retaining qualified employees, consultants, advisors and non-employee directors and to allow us to build a satisfying long-term relationship with these individuals through recognition of their contributions to our affiliates and to us. The plan provides for the grant of nonstatutory stock options (“NSOs”), options intended to qualify as incentive stock options (“ISOs”) under Section 422(b) of the Code and rights to purchase shares of our common stock, including RSU awards.

Administration

The Stock Incentive Plan is administered by our Compensation Committee, consisting exclusively of non-employee directors of the Company who are appointed by our Board of Directors. Our Board of Directors may act on its own behalf with respect to grants under the plan. The Compensation Committee may appoint one or more sub-committees, consisting of one or more of our officers who do not need to be directors, to administer the plan with respect to our employees who are not “covered employees” under Section 162(m)(3) of the Code and who are not required to report pursuant to Section 16(a) of the Exchange Act. On February 5, 2002, our Board of Directors created the President’s Stock Option Committee to administer the plan with respect to these employees. Mr. Samant is currently the sole member of the President’s Stock Option Committee. The President’s Stock Option Committee periodically acted by written consent during the fiscal year ended December 31, 2015. Subject to the limitations set forth in the Stock Incentive Plan, our Compensation Committee selects who will receive awards under the plan and determines the amount, vesting requirements and other conditions of each award. In addition, the Compensation Committee establishes the guidelines and forms for implementing the plan and is responsible for interpreting and making all decisions regarding the operation of the plan. The Compensation Committee’s decisions are final and binding upon all participants in the plan.

Eligibility and Shares Subject to the Stock Incentive Plan

Under the Stock Incentive Plan, 19,700,000 shares of our common stock have been reserved for issuance (not including 4,000,000 shares which are subject to stockholder approval at the Annual Meeting) either by direct sale or upon exercise of options granted to our employees (including our officers and directors who are also employees), non-employee directors, and consultants and advisors who provide services to us as independent contractors. ISOs may be granted only to our employees who are paid from our payroll. NSOs and RSUs may be granted to our employees, consultants and advisors and non-employee directors.

The Stock Incentive Plan currently provides that options and awards that do not vest upon the satisfaction of performance goals made to any employee in a single calendar year and that are intended to comply with Section 162(m) of the Code may not cover more than 1,300,000 shares of common stock. In addition, of the shares available under the Stock Incentive Plan, no more than 30% in the aggregate are available for grant to non-employee directors, subject to certain adjustments. If any rights to acquire shares under the Stock Incentive Plan expire or are canceled without having been exercised in full, the shares allocable to the unexercised portion of such rights shall again become available for grant under the Stock Incentive Plan. If shares issued under the Stock Incentive Plan are forfeited, they also become available for new grants.

As of March 23, 2016, we had 69 employees and 6 non-employee directors eligible to participate in the Stock Incentive Plan.

As of March 23, 2016, options to purchase an aggregate of 12,184,924 shares of our common stock at a weighted average exercise price of $1.85 per share and a weighted average remaining life of 7.03 years were outstanding under the Stock Incentive Plan. To date, all stock options have been granted with exercise prices equal to the fair market value of our common stock on the date of grant. As of March 23, 2016, RSUs covering 1,096,624 shares of our common stock were outstanding under the Stock Incentive Plan. As of March 23, 2016, a total of 2,711,735 shares of our common stock were available for future options, RSU or other awards under the Stock Incentive Plan (not including 4,000,000 shares which are subject to stockholder approval at the Annual Meeting). On March 23, 2016, the closing price for our common stock on the Nasdaq Stock Market was $0.39 per share.

The allocation of the additional 4,000,000 shares of stock which the stockholders are being asked to approve has not been determined. Pursuant to the terms of the Stock Incentive Plan, the Compensation Committee and/or committees appointed by the Board of Directors, including the President’s Stock Option Committee, will determine the number of options and RSUs (and any other awards) to be allocated to our employees and non-employee directors under the Stock Incentive Plan in the future, and such allocations may only be made in accordance with the provisions of the Stock Incentive Plan as described herein.

Terms of Options

The Compensation Committee will determine the date or dates on which stock options granted pursuant to the Stock Incentive Plan will vest. The Committee will also determine the terms for each option granted under the plan. The maximum term of each option granted under the Stock Incentive Plan is ten years (five years in the case of an ISO granted to any key employee of ours who, together with certain family members, owns more than 10% of our outstanding voting stock (a “10% stockholder”)).

The exercise price of ISOs and NSOs granted under the plan may not be less than 100% of the fair market value of our common stock on the date of the grant (110% in the case of an ISO granted to a 10% stockholder). Under the Stock Incentive Plan, the exercise price is payable in cash.

Neither the Compensation Committee nor the Board of Directors has the authority to take any of the below actions with respect to the Stock Incentive Plan:

•	Amend the exercise price of outstanding grants;

•	Issue new grants in exchange for the cancellation of outstanding grants; or

•	Buyout outstanding underwater grants for cash.

Terms of Shares Offered for Sale

The terms of any sale of shares of our common stock in connection with a restricted stock award or unit under the Stock Incentive Plan will be set forth in an award agreement to be entered into between us and each purchaser or RSU holder. The terms of the award agreements entered into under the Stock Incentive Plan need not be identical, and the Compensation Committee determines all terms and conditions of each of these agreements, consistent with the Stock Incentive Plan. The purchase price for shares sold under the Stock Incentive Plan may not be less than the par value of the shares.

Any shares sold or RSUs granted under the Stock Incentive Plan may be subject to vesting upon conditions specified in the award agreement. Vesting conditions are determined by the Compensation Committee and may be based on the recipient’s service, individual performance, our performance or such other criteria as the Compensation Committee may adopt. Shares sold pursuant to an RSU award may be subject to a right of repurchase by us at their original purchase price in the event that any applicable vesting conditions are not satisfied and will be subject to restrictions on resale or transfer until they have vested. RSUs may not be transferred or sold. Any right to acquire shares under the Stock Incentive Plan (other than an option or RSU) will automatically expire if not exercised within 30 days after the grant of such right was communicated by the Compensation Committee to the recipient. A holder of shares sold under the Stock Incentive Plan has the same voting, dividend and other rights as our other stockholders. Shares underlying RSUs may not be acquired until the RSUs vest. The holders of RSUs are not entitled to vote or receive dividends on any of the shares underlying the RSUs until the RSUs vest and the shares are acquired. In certain circumstances the award agreement governing RSUs permits the holder to defer receipt of the vested shares beyond the vesting date, subject to certain conditions.

Duration, Amendment and Termination

Our Board of Directors may amend, suspend or terminate the Stock Incentive Plan at any time, except that any such amendment, suspension or termination shall not affect any award previously granted. Any amendment of the Stock Incentive Plan is subject to approval of our stockholders only to the extent required by applicable law. Because the term of the Stock Incentive Plan is 10 years, if the proposal to amend the Stock Incentive Plan is approved at the Annual Meeting, the amended and restated plan will terminate on May 20, 2026 (unless sooner terminated by our Board of Directors), and no further options may be granted or stock sold pursuant to the plan following that date. If the proposal to amend the Stock Incentive Plan is not approved at the Annual Meeting, the plan will terminate on May 22, 2023.

Effect of Certain Corporate Events

Outstanding awards under the Stock Incentive Plan provide for the automatic vesting of employee stock options and RSUs in the event of a “Change in Control”. Future employee stock option agreements and other award agreements entered into pursuant to the Stock Incentive Plan will contain similar provisions, unless otherwise determined by the Compensation Committee.

For purposes of the Stock Incentive Plan, the term “Change in Control” means either of the following events: (1) a change in the composition of our Board of Directors after which fewer than one-half of the incumbent directors either had been directors of the Company 24 months prior to the change or were elected or nominated for election to our Board of Directors with the approval of a majority of the directors who had been directors of the Company 24 months prior to the change and who were still in office at the time of the election or nomination; or (2) any person becomes, by acquisition or aggregation of securities, the beneficial owner of securities representing 50% or more of the combined voting power of our outstanding securities at that time. A change in the relative beneficial ownership under clause (2) above by reason of a reduction in the number of our outstanding securities will be disregarded.

In the event of a subdivision of our outstanding common stock, a combination or consolidation of our outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in common stock or in a form other than common stock in an amount that has a material effect on the price of our shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Compensation Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the Stock Incentive Plan, as appropriate.

In the event we merge or otherwise reorganize, outstanding options will be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by us (if we are the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share of our common stock under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised or settled, in all cases without the optionee’s consent.

Federal Income Tax Consequences of Awards Under the Stock Incentive Plan

Neither we nor the optionee will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the “spread” between the exercise price and the fair market value of our common stock on the date of exercise; we generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of common stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Stock Incentive Plan depends on how long the shares have been held and whether such shares were acquired by exercising an ISO or by exercising an NSO. We will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

If a plan participant is awarded or allowed to purchase fully-vested shares under the Stock Incentive Plan, the amount by which the fair market value of the shares on the date of award or purchase exceeds the amount (if any) paid for the shares will be taxed to the participant as ordinary income. We will be entitled to a deduction in the same amount provided it includes the compensation element of the sale or award in income on the Form W-2 or Form 1099 issued to the participant. The participant’s tax basis in the shares acquired is equal to the shares’ fair market value on the date of acquisition. Upon a subsequent sale of any shares, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

If a participant in the Stock Incentive Plan is awarded or purchases shares that are subject to a vesting schedule, the participant is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the shares at the time they vest over the amount (if any) paid for such shares by the participant. We are entitled to a deduction equal to the amount of the income recognized by the participant, subject to the tax reporting requirements.

Section 83(b) of the Code permits a participant in the Stock Incentive Plan to elect, within 30 days after the transfer of any shares subject to a vesting schedule to him or her, to be taxed at ordinary income rates on the excess of the fair market value of the shares at the time of the transfer over the amount (if any) paid by the participant for such shares. Withholding taxes apply at that time. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares is not taxed as ordinary income, but instead is taxed as capital gain when the shares are sold or transferred.

Awards Under the Stock Incentive Plan

Awards under the Stock Incentive Plan will be made at the discretion of the Compensation Committee. The Compensation Committee has not made any decisions on the amount and type of Awards that are to be made to our key service providers in future years under the Stock Incentive Plan, and therefore we cannot currently determine the amount or types of Awards that may be granted in the future under the Stock Incentive Plan to the individuals and groups listed below. The following table sets forth information concerning equity-based compensation under the Stock Incentive Plan as of March 23, 2016.

Name	Number of Units

Vijay B. Samant	4,015,139
President and Chief Executive Officer

Larry R. Smith, Ph.D.	1,225,142
Vice President, Vaccine Research

Anthony A. Ramos	953,525
Vice President Finance, Chief Accounting Officer

Executive officers, as a group	6,193,806
Non-employee directors, as a group	1,716,171
Associates of any director, executive officer or director nominee	—
Other persons who received 5% of such units	—
All employees, including all current officers who are not executive officers, as a group	4,995,710

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

In addition, at our Annual Meeting of Stockholders held on May 26, 2011, our stockholders voted to express their preference on the frequency of future advisory votes on executive compensation. Because the frequency of once per year received the highest number of votes cast, our Board determined that we will include a non-binding advisory vote on executive compensation in our proxy materials every year until the next required advisory vote of our stockholders on the frequency of future advisory votes on executive compensation.

The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

The Board of Directors Recommends a Vote in Favor of Proposal 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young has been engaged as our independent registered public accounting firm since June 2, 2006. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends a Vote in Favor of Proposal 5.

Fees of Principal Accounting Firm

The following table sets forth certain fees paid to Ernst & Young for the fiscal years ended December 31, 2015 and 2014:

	Year Ended 12/31/15	Year Ended 12/31/14
Audit Fees (1)	$464,314	$466,209
All Other Fees (2)	1,940	1,775

(1)

Represents aggregate fees for professional services rendered for the integrated audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-Q filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Includes fees for a subscription to an online accounting research library.

All fees described above were pre-approved by the Audit Committee of our Board of Directors.

Pre-Approval Policies and Procedures

The Audit Committee of our Board of Directors has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee of our Board of Directors has determined that the rendering of non-audit services by Ernst & Young was compatible with maintaining the independence of Ernst & Young and all such services had been preapproved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of Vical under the Securities Act or the Exchange Act, except to the extent Vical specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Robert C. Merton, Ph.D., Chairman of the Audit Committee, Richard M. Beleson and George J. Morrow. All of the members of the Audit Committee are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2). In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of Vical’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young a formal written statement describing all relationships between Vical and its independent registered public accounting firm that might bear on the registered public accounting firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young any relationships that may impact their objectivity and independence and satisfied itself as to Ernst & Young’s independence.

The Audit Committee discussed with Ernst & Young the matters required to be communicated under Statement on Auditing Standards No. 16, as amended, “Communication with Audit Committees.” In addition, with and without management present, the Audit Committee discussed and reviewed the results of Ernst & Young’s examination of Vical’s 2015 financial statements and effectiveness of internal control over financial reporting.

Based upon the Audit Committee’s discussion with management and Ernst & Young and the Audit Committee’s review of the representation of Vical’s management and the independent registered public accounting firm’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that Vical include the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate Vical’s existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Ernst & Young in performing the examination of Vical’s financial statements for the fiscal year ended December 31, 2015, and engaged Ernst & Young as Vical’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee is seeking stockholder ratification of the selection of Ernst & Young to serve as Vical’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Audit Committee

Robert C. Merton, Ph.D.

Richard M. Beleson

George J. Morrow

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, named executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vical stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Vical Incorporated, Investor Relations, 10390 Pacific Center Court, San Diego, California 92121-4340 or contact Vijay B. Samant at (858) 646-1100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

By Order of the Board of Directors

Vijay B. Samant

President and Chief Executive Officer

San Diego, California

April   , 2016

Appendix A

AMENDED AND RESTATED STOCK INCENTIVE PLAN

OF VICAL INCORPORATED

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted on October 14, 1992. The Plan was amended and restated effective as of January 7, 1993, was amended and restated effective as of December 4, 1996, was amended and restated effective March 11, 1998, was amended and restated effective March 2, 1999, was amended and restated effective May 30, 2001, was amended and restated effective June 14, 2002, was amended and restated effective May 21, 2003, was amended and restated effective May 10, 2004, was amended and restated effective March 30, 2006, was amended and restated effective May 19, 2006, was amended and restated effective May 23, 2007, was amended and restated effective March 26, 2009, was amended effective May 25, 2010, was amended and restated effective May 24, 2012, was amended and restated effective May 23, 2013 and was amended and restated effective               , 2016.

The purpose of the Plan is to offer Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include NSOs as well as ISOs intended to qualify under Section 422 of the Code.

The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

SECTION 2. DEFINITIONS.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Change in Control” shall mean the occurrence of either of the following events:

(i) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company 24 months prior to such change; or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or (ii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean a committee of the Board of Directors, as described in Section 3(a).

(e) “Common-Law Employee” means an individual paid from W-2 Payroll of the Company or a Subsidiary. If, during any period, the Company (or a Subsidiary, as applicable) has not treated an individual as a Common-Law Employee and, for that reason, has not withheld employment taxes with respect to him or her, then that individual shall not be an Employee for that period, even if any person, court of law or government agency determines, retroactively, that individual is or was a Common-Law Employee during all or any portion of that period.

(f) “Company” shall mean Vical Incorporated, a Delaware corporation.

(g) “Employee” shall mean (i) any individual who is a Common-Law Employee of the Company or of a Subsidiary or (ii) an Outside Director and (iii) a consultant or adviser who provides services to the Company or a Subsidiary as an independent contractor. Service as an Outside Director or as an independent contractor shall be considered employment for all purposes of the Plan except as provided in Section 4(b).

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an option, as specified by the Committee in the applicable Stock Option Agreement.

(j) “Fair Market Value” shall mean the market price of Stock, determined by the Committee as follows:

(i) If Stock was traded over-the-counter on the date in question then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted;

(ii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

(k) “Incentive Stock Option” or “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(l) “Nonstatutory Option” or “NSO” shall mean an employee stock option not described in Sections 422(b) or 423(b) of the Code.

(m) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(n) “Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

(o) “Optionee” shall mean an individual who holds an Option.

(p) “Outside Director” shall mean a member of the Board of Directors who is not a Common-Law Employee of the Company or of a Subsidiary.

(q) “Plan” shall mean this Stock Incentive Plan of Vical Incorporated, formerly the 1992 Stock Plan of Vical Incorporated.

(r) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(s) “Service” shall mean service as an Employee.

(t) “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(u) “Stock” shall mean the Common Stock ($.01 par value) of the Company.

(v) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(w) “Stock Purchase Agreement” shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan, which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(x) “Subsidiary” shall mean any corporation if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(y) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

(z) “W-2 Payroll” shall mean whatever mechanism or procedure that the Company or a Subsidiary utilizes to pay any individual which results in the issuance of a Form W-2 to the individual. “W-2 Payroll” does not include any mechanism or procedure which results in the issuance of any form other than a Form W-2 to an individual, including, but not limited to, any Form 1099 which may be issued to an independent contractor, an agency employee or a consultant. Whether a mechanism or procedure qualifies as a “W-2 Payroll” shall be determined in the absolute discretion of the Company (or Subsidiary, as applicable), and the Company or Subsidiary determination shall be conclusive and binding on all persons.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. Except as provided below, the Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(i) Such requirements, if any, as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(ii) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

The Board may act on its own behalf with respect to Outside Directors and may also appoint one or more separate committees composed of one or more officers of the Company, who need not be directors of the Company and who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees who are not “covered employees” under Section 162(m)(3) of the Code and who are not required to report pursuant to Section 16(a) of the Exchange Act.

(b) Committee Responsibilities. The Committee shall (i) select the Employees who are to receive Options and other rights to acquire shares under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Options or other rights, (iii) interpret the Plan and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 4. ELIGIBILITY.

(a) General Rules. Only Employees (including, without limitation, independent contractors who are not members of the Board) shall be eligible for designation as Optionees or Offerees by the Committee.

(b) Incentive Stock Options. Only Employees who are Common-Law Employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 23,700,000 Shares (subject to adjustment pursuant to Section 9). Of the Shares available hereunder, no more than 30% in the aggregate shall be available with respect to Outside Directors, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Notwithstanding any other provision of the Plan, no Employee shall receive a grant of more than 1,300,000 Shares in any calendar year; provided that Shares subject to awards which are not Options and which do not vest upon the satisfaction of performance goals shall be excluded from such limitation.

(b) Additional Shares. In the event that any outstanding option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, provided, however, that no such reacquired Shares may be used for the grant of an ISO.

SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES.

(a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(b) Duration of Offers and Non-Transferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than the par value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Committee in its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

(d) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase. The Committee may permit the Offeree to satisfy all or part of his or her tax obligations related to such Shares by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. The Shares withheld or surrendered shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

(e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(f) Effect of Change in Control. The Committee may set forth in an Offeree’s Stock Purchase Agreement, or in any subsequent written agreement between the Company and the Offeree, terms upon which the Shares shall become fully vested on an accelerated basis in the event that a Change in Control occurs with respect to the Company;  provided, however , that in the absence of any such terms, no such acceleration shall occur with respect to the Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Share on the date of grant (except as a higher percentage may be required by Section 4(b)). Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

(e) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Total and Permanent Disability, retirement or other events.

(f) Effect of Change in Control. The Committee may set forth in an Optionee’s Stock Option Agreement, or in any subsequent written agreement between the Company and the Optionee, terms upon which the Option grant shall become exercisable on an accelerated basis n the event that a Change in Control occurs with respect to the Company provided, however, that in the absence of any such terms, no such acceleration shall occur with respect to the Option.

(g) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

(h) Non-Transferability. An option granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, except as approved by the Committee. Notwithstanding the foregoing, ISOs may not be transferable. However, this Section 7 shall not preclude an Optionee from designating a beneficiary who will receive any outstanding Options in the event of the Optionee’s death, nor shall it preclude a transfer of Options by will or by the laws of descent and distribution.

(i) Termination of Service (except by death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Option(s) shall, except to the extent determined by the Committee, expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (g) above;

(ii) The date 90 days (or such longer or shorter period as provided in Optionee’s Stock Option Agreement) after the termination of the Optionee’s Service for any reason other than Total and Permanent Disability; or

(iii) The date six months after the termination of the Optionee’s Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of the Optionee’s Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee’s Service terminated. The balance of such Option(s) shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option(s) directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee’s Service terminated.

(j) Leaves of Absence. For purposes of Subsection (i) above, Service shall, except to the extent determined by the Committee, be deemed to continue while the Optionee is on military leave, sick-leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

(k) Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Option(s) shall, except to the extent determined by the Committee, expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (g) above; or

(ii) The date six months (or such longer or shorter period as provided in Optionee’s Stock Option Agreement) after the Optionee’s death.

All or part of the Optionee’s Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option(s) directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee’s death. The balance of such Option(s) shall lapse when the Optionee dies.

(l) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person is entitled, pursuant to the terms of such Option, to receive such Shares. No adjustments shall be made, except as provided in Section 9.

(m) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options; provided that the Committee may not (i) amend the Exercise Price of outstanding Options granted by the Company, (ii) accept the cancellation of outstanding Options granted by the Company in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price or (iii) accept in return for cash payments the cancellation of outstanding Options granted by the Company having an Exercise Price greater than the then existing Fair Market Value. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

(n) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c), (d) and (e) below.  The foregoing notwithstanding, no portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a promissory note.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee’s representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) [Reserved].

(d) Exercise/Sale. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 9. ADJUSTMENT OF SHARES.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spinoff, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5a, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is the surviving corporation). In the event the Company is not the surviving corporation and the surviving corporation will not assume the outstanding Options, the agreement of merger or consolidation may provide for payment of a cash settlement for exercisable options equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price and for the cancellation of Options not exercised or settled, in either case without the Optionees’ consent.

(c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. SECURITIES LAWS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchanges on which the Company’s securities may then be listed.

SECTION 11. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

SECTION 12. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective as of the date indicated herein. The Plan shall terminate automatically 10 years after its amendment and restatement by the Board of Directors to read as set forth herein and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to amend or Terminate the Plan. The Board of Directors may at any time and for any reason, amend, suspend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations and rules, including the rules of any applicable exchange.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon (i) the exercise of an Option granted prior to such termination or (ii) the issuance of Shares pursuant to a Stock Purchase Agreement executed prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 13. EXECUTION.

To record the amendment and restatement of the Plan by the Board of Directors, effective             2016, the Company has caused its authorized officer to execute the same.

VICAL INCORPORATED

By:	/s/ Vijay B. Samant